UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Final Voting Results

At the Reed’s, Inc. 2023 Annual Meeting of Stockholders on December 12, 2023 (“2023 Annual Meeting”), the stockholders of Reed’s, Inc., a Delaware corporation (“Reed’s”) elected all of the nominees - John J. Bello, Norman E. Snyder, Jr., Lewis Jaffe, Randle Lee Edwards, Louis Imbrogno, Jr., Shufen Deng, and Thomas W. Kosler - to the board of directors.

In addition, the stockholders ratified the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”).

Of the 4,169,131 shares of common stock outstanding on the record date of October 13, 2023, a total of 2,516,781 shares were represented at the meeting, representing 60.37% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1.	To elect John J. Bello, Norman E. Snyder, Jr., Lewis Jaffe, Randle Lee Edwards, Louis Imbrogno Jr., Shufen Deng and Thomas W. Kosler to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification:

		Vote		Broker
	Vote For	Against	Abstentions	Non-Vote
John J. Bello	2,445,006	34,051	2,142	35,582
Norman E. Snyder, Jr.	2,442,504	36,557	2,137	35,582
Lewis Jaffe	2,420,068	59,079	2,052	35,582
Randle Lee Edwards	2,442,953	36,158	2,088	35,582
Louis Imbrogno Jr.	2,441,864	37,127	2,207	35,582
Shufen Deng	2,452,257	26,706	2,236	35,582
Thomas W. Kosler	2,442,721	36,382	2,096	35,582

2. To ratify the Auditor Ratification Proposal:

	Vote
Vote For	Against	Abstentions
2,486,360	24,841	5,579

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 15, 2023	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.
Chief Executive Officer